EXHIBIT 99.1

[LOGO OMITTED]

FOR IMMEDIATE RELEASE

CONTACTS:
Carter B. Cromley                                                    Terry Banks
SAVVIS Communications                                         Fleishman-Hilliard
(703) 234-8033                                                    (202) 828-9710
carter.cromley@savvis.net                                   bankst@fleishman.com
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                    SAVVIS NAMES JEFFREY H. VONDEYLEN AS CFO

HERNDON, VA -- JANUARY 21, 2003 - SAVVIS Communications (NASDAQ: SVVS), a global managed IP and managed hosting services provider, today announced the appointment of Jeffrey H. VonDeylen as Executive Vice President, Chief Financial Officer, and Director effective March 1, 2003. VonDeylen has held senior financial positions for both domestic and international telecommunications and data communication service providers. He will be based in St. Louis, MO, and replaces David J. Frear, who will resign at the end of February to pursue personal interests and new opportunities.

Commenting on the appointment, SAVVIS Chairman and Chief Executive Officer Rob McCormick stated, "Jeff is a seasoned finance executive with a proven track record. We are confident that with his breadth of experience he will play an instrumental role at SAVVIS as we continue our ascension as a leading global provider of IP VPN and managed hosting services."

VonDeylen joins SAVVIS from American Electric Power (AEP), one of the largest diversified energy services companies in the world, where he was responsible for evaluation of strategic investment opportunities and telecommunications assets. Prior to AEP, VonDeylen was Chief Financial Officer for KPNQwest International, a pan-European facilities-based network provider. Prior to this, he was Senior Vice President of Finance at Global TeleSystems, Inc. (GTS), responsible for all finance functions at this European communications company. Prior to GTS, VonDeylen held various financial positions at LCI International, Inc. and Qwest Communications International, Inc., which, during his tenure, grew into the fourth largest long-distance company in the United States.

Commenting on his decision to leave the company, Mr. Frear said, "After spending the last four years helping steer SAVVIS through its IPO, the Bridge bankruptcy and a successful recapitalization last March, I plan to spend some time with my family and pursue other opportunities. SAVVIS' ability to not only survive, but prosper, under the adverse operating conditions of the last three years is a testament to the dedication of its employees, the strength of its management and the innovative nature of its products. The Company's solid customer base, strong balance sheet and improved profitability leave it well positioned for the future."


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"Dave has been a valued member of our team and an important contributor to our success over the years," McCormick said. "We are thankful for the dedication and support he has shown to us and wish him well in his future endeavors."

ABOUT SAVVIS
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SAVVIS Communications Corp. (NASDAQ: SVVS) is a global managed service provider that delivers IP VPNs, both private and public, and managed hosting services to businesses. SAVVIS targets the financial services industry and other enterprises with demanding network and hosting requirements such as legal, media, retail, professional services, and healthcare. Known as The Network that Powers Wall Street,SM SAVVIS connects to more than 4,700 financial institutions worldwide and provides a portfolio of services via Financial XchangeSM. Its customer base is 30% financial services, with 80% of its revenue derived from Managed IP VPNs.

SAVVIS' IP VPNs were named Product of the Year by the editors of Network Magazine, surpassing well-known VPN providers such as AT&T, WorldCom, Sprint and Genuity. The company was ranked the eighth fastest-growing technology company in North America on the 2001 Deloitte & Touche Technology Fast 500 and was awarded Frost & Sullivan's 2002 Market Engineering Award for Product Differentiation Innovation for its managed hosting services. SAVVIS was recently awarded Boardwatch's Service Provider Excellence Award for their virtualized approach to managed hosting.

For more information about SAVVIS' Intelligent IP NetworkSM and managed hosting solutions, visit: http://www.savvis.net.

Forward-Looking Statements
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This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Although SAVVIS believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from SAVVIS' expectations are set forth as risk factors in SAVVIS' SEC reports and filings, including its annual report on Form 10-K for the year ended
December 31, 2001, as filed with the Securities and Exchange Commission on March 29, 2002. Many of these factors are beyond SAVVIS' ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, SAVVIS claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. SAVVIS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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